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                           PROMISSORY NOTE

                                                Boulder, Colorado
                                                July 30, 1996


                                Recitals

    A. Fiona Wood (hereinafter sometimes referred to as "Employee" and sometimes referred to collectively with Graham Wood, her husband, as "the undersigned") is an employee of Somatogen, Inc., a Delaware corporation ("the Company").

    B. Based on the substantial services to be rendered to and for the Company by Employee, the Company has agreed to provide the undersigned a loan in order to assist the undersigned in her relocation and purchasing a new principal residence in Colorado.

    C. The undersigned have agreed to evidence the loan extended by execution of this note ("Note").

    D. This Note will be secured by a Deed of Trust of even date herewith encumbering the real property located at 22 South Woodmont Circle, Madison, Wisconsin (the "Wisconsin Deed of Trust").

    NOW THEREFORE, FOR VALUE RECEIVED the undersigned promise to pay to the order of the Company at 2545 Central Avenue, Suite FD1, Boulder, Colorado 80301, Attn: Chief Financial Officer (or such place as the holder hereof may from time to time designate in writing to the undersigned) the principal sum of $42,894.00 due and payable on the earlier of (i) one year from the date of the Note or (ii) concurrently with the closing of the sale of the Employee's home in Wisconsin (the "Wisconsin Property").

    1. Proceeds. The undersigned warrants that the undersigned will use the principal amount of this Note to purchase a new principal residence in Colorado and for no other purpose (the "Colorado
Property").

















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    2.    Prepayment.  The undersigned may prepay all or any part of this Note at any time without penalty.

    3. Security. This Note is secured by: (a) the Wisconsin Deed of Trust of even date herewith between the undersigned, as Trustor, Preferred Title Company of Madison, Dane County as Trustee, and the Company, as Beneficiary, covering that certain real property located at 22 South Woodmont Circle, Madison, Wisconsin and more particularly described in the Wisconsin Deed of Trust.

    4. Interest. This note shall bear interest at the prime rate as stated in the Wall Street Journal beginning November 30, 1996 and through the date the note is repaid.

    5. Acceleration. The entire unpaid balance of principal shall become immediately due and payable under this Note at the time, and in the circumstances provided, below:

          (a) Upon any sale, conveyance, alienation, hypothecation or other transfer or encumbrance of the Wisconsin Property, or any interest in it;

          (b) The cessation of either of the undersigned's occupation of the Colorado Property as a principal residence, whether voluntary or involuntary; or

          (c) The date upon which Employee ceases to be a full-time employee of the Company by reason of Employee's resignation or termination for cause (as defined below). "Cause" for termination shall mean: (a) indictment or conviction of any felony or of any crime involving dishonesty; (b) participation in any fraud, theft or other misconduct against the Company; (c) persistent unsatisfactory performance of job duties; (d) intentional damage to any property of the Company; or (e) conduct by Employee which in the good faith and reasonable determination of the Board demonstrates gross unfitness to serve.

          (d) Six (6) months from the date upon which Employee ceases to be a full-time employee of the Company, where such cessation of employment is without cause (as defined above) or by reason of death.

    6. Default. The undersigned shall be in default hereunder upon the occurrence of any of the following events:

          (a) Any failure of the undersigned to make any payment required under this Note, at the time and in the manner provided herein: or











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          (b)    Any failure of the undersigned to perform any other
obligation under this Note or any of the undersigned's obligations under the Wisconsin Deed of Trust.

              In the event of default, and without in any way limiting any other remedies of the holder hereof, the holder may declare the entire unpaid principal immediately due and payable.

              In the event such default if not cured by the Employee within 30 days of such default, the Note shall automatically begin accruing interest at a rate per quarter equal to the prime rate as announced by the Wall Street Journal from time to time as the going prime rate (the "Prime Rate") which rate shall change contemporaneously with any change in the Prime Rate.

    7. No Right to Continued Employment. Nothing in this Note or in the Wisconsin Deed of Trust which secures this Note shall be construed to confer upon the Employee any right to continued employment with the Company. Without limiting the generality of the foregoing, the undersigned expressly acknowledges the undersigned's understanding and agreement that, pursuant to paragraph 5(c) of this Note, a cessation of the Employee's employment will result in an acceleration of all amounts of principal due under this Note.

    8. Cost of Collection. The undersigned agrees to pay all costs of collection of this Note and the Wisconsin Deed of Trust, including attorneys' fees and costs.

    9. Governing Law. This Note shall be governed by the laws of the State of Colorado as such laws are applied to contracts between Colorado residents entered into and to be performed entirely within said state.

    10. Joint and Several Obligations. The obligations of the undersigned under this Note shall be the joint and several obligations of each of the undersigned.

    11. Notices. Any notice or other communication under this Note shall be in writing, signed by or on behalf of the person giving the notice, and shall be personally delivered or mailed by prepaid certified or registered mail, return receipt requested, to the person or persons to whom such notice is to be given, addressed to such person as follows:















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      If to the Company:       2545 Central Avenue, Suite FD1
                               Boulder, CO  80301
                               Attn: Chief Financial Officer

      If to the undersigned:   Fiona Wood
                               1700 Eldorado Circle
                               Superior, CO  80027

    In the case of notices personally delivered, such notice shall be deemed to have been effectively given upon the earlier of actual delivery or when delivery has been attempted but cannot be completed.
In the case of notices mailed, such notices shall be deemed to have been effectively given upon the earlier to occur of receipt by the addressee or on the third (3rd) business day following the date of mailing. Either party may at any time change its address for notices (and any holder may change the name of the holder) by giving the other party written notice of such change in accordance with the provisions of this paragraph 11.

    IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above.


                                 /s/ Fiona Wood           7/29/96
                                 --------------           -------
                                     Fiona Wood



                                 /s/ Graham Wood          7/29/96
                                 ---------------          -------
                                     Graham Wood